Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

March 6, 2015

Ventas, Inc.
Ventas Realty, Limited Partnership
353 N. Clark Street
Suite 3300
Chicago, Illinois  60654

Re:          Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States Federal income tax considerations in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by Ventas, Inc., a Delaware corporation (the “Company”), and Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of: (i) the Company’s shares of common stock, par value $0.25 per share (“Common Stock”); (ii) the Company’s shares of preferred stock, par value $1.00 per share (“Preferred Stock”); (iii) the Company’s depositary shares representing fractional interests in Preferred Stock of any series (the “Depositary Shares”); (iv) the Company’s debt securities (“Company Debt Securities”), which may be senior debt securities (the “Company Senior Debt Securities”) and/or subordinated debt securities (the “Company Subordinated Debt Securities”); (v) the Partnership’s debt securities (the “Partnership Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”), which may be senior debt securities (the “Partnership Senior Debt Securities”) and/or subordinated debt securities (the “Partnership Subordinated Debt Securities”); (vi) guarantees by the Company of the Partnership Senior Debt Securities; (vii) guarantees by the Partnership of the Company Senior Debt Securities; (viii) guarantees by the Company of the Partnership Subordinated Debt Securities; (ix) guarantees by the Partnership of the Company Subordinated Debt Securities; and (x) warrants to purchase any one or a combination of the Common Stock, Preferred Stock, Depositary Shares or Debt Securities, in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).  We have acted as tax counsel to the Company in connection with the preparation of the Registration Statement and certain other documents.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (including the Company’s

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Annual Report on Form 10-K filed with the Commission on February 13, 2015 (the “Form 10-K”) incorporated by reference therein), and such other documentation and information provided to us by the Company or the Partnership as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we are relying upon a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company Group”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Form 10-K, or in any other document. In particular, we note that the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement, the Form 10-K, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities comprising the Company Group has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company Group have been formed, and (iii) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986 (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company, the Company Group or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.  Commencing with the Company’s taxable year ending on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”), and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In addition, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.  Although the discussion set forth in the Form 10-K under the heading “Item 1. Business — Certain U.S. Federal Income Tax Considerations,” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Common Stock, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Common Stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such Common Stock by a holder of such stock will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Form 10-K under the heading “Item 1. Business — Certain U.S. Federal Income Tax Considerations,” as applied to any particular holder.

This opinion has been prepared for you in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to Sidley Austin LLP under the caption “Validity of the Offered Securities” in the Prospectus.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP